Exhibit 23.1




    Consent of Independent Registered Public Accounting Firm


 We   consent  to  the  incorporation  by  reference   in   the
 Registration Statements (Form S-8 Nos. 33-68604, 33-63773, 333-41336 and 333-57174) pertaining to the Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan of our report dated April 20, 2005, with respect to the consolidated financial
 statements   and  schedule  of  Harold's  Stores,   Inc.   and
 subsidiaries included in the Annual Report (Form 10-K) for the year ended January 29, 2005.



 Oklahoma City, Oklahoma
 April 28, 2005